UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): November 5, 2015

Commission file numbers:

SunGard	000-53653
SunGard Capital Corp. II	000-53654
SunGard Data Systems Inc.	1-12989

SunGard®

SunGard® Capital Corp. II

SunGard® Data Systems Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-3059890
Delaware	20-3060101
Delaware	51-0267091
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

Not Applicable

(Former Name and Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the proposed acquisition of SunGard by Fidelity National Information Services, Inc. (the “Transaction”), on November 5, 2015, Kevin McCurry, our Senior Vice President—Corporate Development and Strategy, and on November 9, 2015, Charles Neral, our Senior Vice President—Finance and Chief Financial Officer, each entered into an agreement with SunGard providing for a special one-time bonus in the amounts specified below to be earned on the later of December 31, 2015 or at the time of the closing of the Transaction (each, a “Transaction Bonus Agreement”). No bonus will be paid if the Transaction does not close or in the event of the voluntary termination or involuntary termination with cause of the participant’s employment with SunGard or any of its subsidiaries prior to the date on which the bonus is earned.

Named Executive Officer	Bonus Amount
Kevin McCurry	$50,000
Charles Neral	$250,000

The foregoing description of the Transaction Bonus Agreements does not purport to be complete and is qualified in its entirety by reference to the Form of Bonus Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1:	Form of Executive Officer Transaction Bonus Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNGARD
SUNGARD CAPITAL CORP. II
SUNGARD DATA SYSTEMS INC.

Date: November 12, 2015	By:	/s/ Victoria E. Silbey
Victoria E. Silbey
Senior Vice President – Legal and Chief Legal Officer

EXHIBIT INDEX

The following is a list of Exhibits furnished with this report.

Exhibit No.	Description

10.1	Form of Executive Officer Transaction Bonus Agreement